Exhibit 23.1

A-94/8, Wazirpur Industrial Area,
Main Ring Road, Delhi-110052
+91 11 45596689
Web : www.ajsh.in
E-mail : info@ajsh.in

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

TraqlQ, Inc.

14205 SE 36th St., Suite 100

Bellevue, WA 98006

We hereby consent to the incorporation in the Registration Statement under The Securities Act of 1933 i.e. Form S-1 of TraqlQ, lnc.(the "Company'') of our report dated March 22, 2021, with respect to the Consolidated financial statements of the Company for the year ended December 31, 2020 and December 31, 2019 and the related notes of the financial statements.

/s/ AJSH& Co LLP Delhi, India October 5, 2021